UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2018

DESTINATION MATERNITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21196	13-3045573
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

232 Strawbridge Drive

Moorestown, NJ 08057

(Address of principal executive offices)

Registrant’s telephone number, including area code: (856) 291-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 25, 2018, Destination Maternity Corporation (the “Company”) filed with the Delaware Secretary of State a Certificate of Elimination (the “Certificate of Elimination”) of Series B Junior Participating Preferred Stock (the “Series B Preferred Stock”), which returned the 300,000 shares that were designated as Series B Preferred Stock to the status of authorized but unissued shares of the preferred stock of the Company, without designation as to series or rights, preferences, privileges or limitations. The Series B Preferred Stock was authorized in connection with the Amended and Restated Rights Agreement, dated as of October 9, 2005, between Mothers Work, Inc. (the Company’s predecessor company) and StockTrans, Inc., which agreement expired on its terms on October 9, 2015.

The foregoing summary of the Certificate of Elimination is qualified in its entirety by reference to the full text of the Certificate of Elimination, which is set forth as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events.

The Company is filing the following “Description of Capital Stock” in order to update and supersede the description of its capital stock included in the Registration Statement on Form 8-A (File No. 93019298) filed with the Securities and Exchange Commission on February 4, 1993 (as subsequently amended and supplemented on March 11, 1993 and March 15, 1993). The Company intends to incorporate by reference the description or its capital stock in this Item 8.01 in connection with future registration statements, including without limitation, any registration statement that may be filed on Form S-3 or Form S-8.

DESCRIPTION OF CAPITAL STOCK

Common Stock

General

The certificate of incorporation authorizes the Company to issue 20,000,000 shares of common stock, $0.01 par value per share. As of July 1, 2018, there were 14,888,793 shares of common stock issued and outstanding.

Dividends

Subject to the preferences applicable to outstanding shares of preferred stock (if any), the holders of shares of common stock are entitled to receive ratably any dividends declared by the Company’s Board of Directors (the “Board”) out of the funds legally available for that purpose.

Liquidation

In the event of liquidation, holders of shares of common stock will be entitled to receive any assets remaining after the payment of debts and the expenses of liquidation, subject to the preferences applicable to outstanding shares of preferred stock (if any).

Other

The holders of shares of common stock have no pre-emptive, subscription or conversion rights. All issued and outstanding shares of common stock are validly issued, fully paid and nonassessable and any shares of common stock issued in the future will be fully paid and nonassessable.

Transfer Agent

The transfer agent and registrar for the Company’s common stock is Broadridge Financial Solutions, Inc.

Voting Rights

The Company’s common stock is entitled to one vote per share.

Except as otherwise required by law, the certificate of incorporation, or any preferred stock designation, holders of common stock are not entitled to vote on any amendment to the certificate of incorporation or any preferred stock designation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series of preferred stock are entitled to vote thereon pursuant to the certificate of incorporation, any preferred stock designation, or the Delaware General Corporation Law (“DGCL”).

Delaware Anti-Takeover Law; No Super-Majority Approval

The Company is governed by the provisions of Section 203 of the DGCL. In general, the law prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. “Business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation’s voting stock.

The certificate of incorporation does not require “super-majority” approval of any business combination transactions.

Board Size; Director Election, Vacancies and Removal

The Bylaws provide that the Board shall consist of nine directors, or such number of directors as the stockholders or the directors may from time to time by resolution direct. On April 12, 2018, the Board resolved that effective upon the commencement of the 2018 Annual Meeting of Stockholders, the Board shall consist of four directors.

Any vacancy occurring in the Board, including vacancies resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, or by election of stockholders. A director may be removed with or without cause, at any time by the affirmative vote of a majority in voting power of the stockholders; and the vacancy in the Board caused by any such removal may be filled by the stockholders or by the affirmative vote of a majority of the remaining directors, though less than a quorum.

Stockholder Meetings; Written Consent

Except as otherwise provided by statute, any action which might have been taken at a duly convened meeting of the holders of stock of the Company may be taken with the written consent of such of the holders of stock who would have been entitled to vote upon the action if a meeting were held as have not less than the minimum percentage of the total vote required for the proposed corporate action by statute, the certificate of incorporation or the Bylaws, as may be applicable, but in the case of the election of a director or directors, not less than a majority of the stock of the Company entitled to vote thereon; provided that prompt notice shall be given to all stockholders of the taking of such corporate action without a meeting if less than unanimous consent is obtained.

Special meetings of the stockholders may be called at any time by the Chairman, Chief Executive Officer, President or the Board.

Amendment of Bylaws

The Bylaws may be altered, amended or repealed by the vote of a majority of all of the directors or by the vote of holders of a majority of the outstanding stock entitled to vote thereon.

Indemnification of Directors and Officers

The certificate of incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the amended DGCL.

The bylaws of the Company provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Preferred Stock

General

The Company is authorized to issue up to 1,656,381 shares of preferred stock, $0.01 par value per share. As of June 1, 2018, there were no shares of preferred stock outstanding.

Subject to limitations prescribed by law, the Board is authorized at any time to:

•	issue one or more series of preferred stock;

•	determine the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock; and

•	determine the number of shares in any series.

The Board is authorized to determine the terms with respect to the series of preferred stock being offered, which may include (without limitation) the following:

•	the dividend rate and manner of payment;

•	the liquidation preference per share of that series of preferred stock, if any;

•	the conversion provisions applicable to that series of preferred stock, if any;

•	any redemption or sinking fund provisions applicable to that series of preferred stock;

•	the voting rights of that series of preferred stock, if any; and

the terms of any other powers, preferences or rights, if any, and the qualifications, limitations or restrictions thereof, applicable to that series of preferred stock.

The foregoing summary is qualified in its entirety by reference to the full text of the certificate of incorporation and bylaws, which are set forth as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended September 30, 2008, filed on December 15, 2008, File No. 000-21196).

3.2	Bylaws of the Company, effective December 22, 2016 (incorporated by reference to the Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended February 3, 2018, filed on April 19, 2018, File No. 000-21196).

4.1	Certificate of Elimination of Series B Junior Participating Preferred Stock, dated July 25, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: July 25, 2018	DESTINATION MATERNITY CORPORATION

	By:	/s/ David Stern
David Stern
Executive Vice President & Chief Financial Officer